Exhibit 23



                         Independent Auditors' Consent
                         -----------------------------





The Shareholders and the Board of Directors of New York Bancorp Inc.

We consent to incorporation by reference in the Registration Statements (Nos. 33-23468, 33-23478, 33-41107, 33-41108, 33-75754, 33-75756 and 33-90440) on Form
S-8 of New York Bancorp Inc. of our report dated October 29, 1996, relating to the consolidated statements of financial condition of New York Bancorp Inc. and Subsidiary as of September 30, 1996 and 1995, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the years in the three year period ended September 30, 1996, which report is incorporated by reference in the September 30, 1996 Form 10-K of New York Bancorp, Inc. Our report includes an explanatory paragraph that describes the adoption of a new accounting principle as discussed in the notes to those statements.





                                        /s/ KPMG PEAT MARWICK LLP



Jericho, New York
December 19, 1996